HUMANA INC.,

Issuer

THE BANK OF NEW YORK,

Trustee

_________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 5, 2003

_________________

6.30% Senior Notes Due 2018

_________________

Supplemental to Indenture dated as of August 5, 2003

        THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture") is made the 5th day of August, 2003, between HUMANA INC., a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 500 West Main Street, Louisville, Kentucky 40202 (hereinafter called "the Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee").

RECITALS OF THE COMPANY

        WHEREAS, the Company entered into an Indenture, dated as of August 5, 2003 with the Trustee (the "Original Indenture," and together with this First Supplemental Indenture, referred to herein as the "Indenture") (all capitalized terms used in this First Supplemental Indenture and not otherwise defined herein have the meanings assigned to such terms in the Original Indenture), for the purposes of issuing its Securities, evidencing its senior unsecured indebtedness, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

        WHEREAS, Section 901 of the Original Indenture provides that without the consent of the Holders of the Securities of any series issued under the Original Indenture, the Company, when authorized by a Board Resolution, and the Trustee may, in certain circumstances, enter into one or more indentures supplemental to the Original Indenture; and

        WHEREAS, the Company proposes to issue a series of Securities designated as its 6.30% Senior Notes due 2018, the terms of which shall be set forth in, or determined in the manner provided in, an Officers' Certificate of the Company as provided in Section 301 of the Original Indenture (such senior notes being referred to herein as the "2003 Senior Notes" and all references to Securities in the Original Indenture shall be deemed to refer also to the 2003 Senior Notes unless the context otherwise provides); and

        WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respect authorized by the provisions of the Original Indenture; and

        WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed; and

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the 2003 Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2003 Senior Notes, as follows:

    The Original Indenture is hereby amended solely with respect to the 2003 Senior Notes as follows:
      By amending Section 101 to insert the following definitions in their entirety as follows:

      "Common Stock" means, with respect to any Principal Subsidiary, Capital Stock of any class, however designated, except Capital Stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and also includes securities of any class, however designated, which are convertible into Common Stock.

      "Indebtedness'' means, with respect to any Person (without duplication):

      (1) any liability of that Person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit or similar instrument; (B) evidenced by a bond, note, debenture or similar instrument; (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; or (D) for the payment of money relating to any obligations under any capital lease of real or personal property which has been recorded as a capitalized lease obligation;

      (2) any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability or which is secured by a lien on that Person's Property; and

      (3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) or (2) above.

      "Principal Subsidiary" means a consolidated subsidiary of the Company that, as of the relevant time of determination, is a "significant subsidiary" as defined under Rule 405 under the Securities Act of 1933, as amended (as that Rule is in effect on July 29, 2003, without giving effect to any further amendment of that Rule).

      By replacing the definition of "Notice of Default" in Section 101 of the Original Indenture in its entirety as follows:

      "Notice of Default" has the meaning specified in Sections 501(3) and 501(4).

      By replacing Section 105(2) of the Original Indenture in its entirety as follows:

      (2) the Company by such Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in paragraphs (3) and (4) of Section 501) if furnished in writing and mailed, first class postage prepaid, addressed to it, to the attention of the Chief Financial Officer, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Trustee by the Company, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.

      By replacing Section 403 of the Original Indenture in its entirety as follows:

      Section 403. Covenant Defeasance

              Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from any obligations under the covenants contained in Sections 704, 801 and 1007 hereof with respect to the Outstanding 2003 Senior Notes, on and after the date the conditions set forth in Section 404 are satisfied (hereinafter, "Covenant Defeasance"), and the 2003 Senior Notes and any coupons appertaining thereto shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such 2003 Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding 2003 Senior Notes and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or Event of Default under subsection 501(3) but, except as specified above, the remainder of this Indenture and the 2003 Senior Notes shall be unaffected thereby.

      By replacing Section 404(d) of the Original Indenture in its entirety as follows:

      (d) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default with respect to the 2003 Senior Notes shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 123rd day after such date;

      By replacing Section 405(ii)(B) of the Original Indenture in its entirety as follows:

      (B) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) shall have occurred and be continuing on the 123rd day after such date;

      By replacing Section 501 of the Original Indenture in its entirety as follows:

      "Event of Default" wherever used herein with respect to the 2003 Senior Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) default in the payment of any installment of interest upon any 2003 Senior Note and any related coupon when it becomes due and payable, and continuance of such default for a period of 30 days; or

      (2) default in the payment of the principal of (or premium, if any, on) any 2003 Senior Note at its Maturity; or

      (3) default in the performance of, or breach of, any covenant or warranty of the Company in respect of any 2003 Senior Note contained in this Indenture or in such 2003 Senior Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee for the 2003 Senior Notes or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding 2003 Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (4) (A) the Company or any of its Subsidiaries fails to pay indebtedness for money borrowed by the Company or any of its Subsidiaries in an aggregate principal amount of at least $40,000,000, at the later of final maturity or the expiration of any related applicable grace period and such payment shall not have been made, waived or extended within 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Outstanding 2003 Senior Notes as provided below or (B) acceleration of maturity of Securities of another series or any other indebtedness for borrowed money of the Company or any of its Subsidiaries, in an aggregate principal amount exceeding $40,000,000, under the terms of the instrument or instruments under which such indebtedness arises or is secured, if such indebtedness has not been discharged in full or such acceleration is not rescinded or annulled within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding 2003 Senior Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (5) the Company or any of its Principal Subsidiaries shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the Company or any of its Principal Subsidiaries shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the Company) of it or for all or a substantial part of its property; or the Company or any of its Principal Subsidiaries shall make a general assignment for the benefit of creditors; or the Company or any of its Principal Subsidiaries shall take any corporate action in furtherance of any of the foregoing; or

      (6) an involuntary case or other proceeding shall be commenced against the Company or any of its Principal Subsidiaries with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of the Company or any of its Principal Subsidiaries or any substantial part of either's property; and such case or other proceeding (A) results in the entry of an order for relief or a similar order against either the Company or any of its Principal Subsidiaries or (B) shall continue unstayed and in effect for a period of 60 consecutive days.

      By replacing the first and second paragraphs of Section 502 of the Original Indenture in their entirety as follows:

      If an Event of Default with respect to the 2003 Senior Notes and any related coupons occurs and is continuing (other than an Event of Default described in Section 501(5) or 501(6) with respect to the Company), then and in every such case either the Trustee for the 2003 Senior Notes or the Holders of not less than 25% in principal amount of the Outstanding 2003 Senior Notes may declare the entire principal amount of all the 2003 Senior Notes, to be due and payable immediately, by a notice in writing to the Company (and to such Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with accrued interest and all other amounts owing hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

      If any Event of Default specified in Section 501(5) or 501(6) occurs with respect to the Company, all of the unpaid principal amount and accrued interest on all Securities of each series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

      By replacing the last paragraph of Section 607 of the Original Indenture in its entirety as follows:

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6) the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

      By replacing Section 1007 of the Original Indenture in its entirety as follows:

      Section 1007. Limitation on Liens

              The Company shall not, and shall not permit any of its Principal Subsidiaries to, issue, assume, Incur or guarantee any Indebtedness secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Subsidiary owned by the Company or any of its Principal Subsidiaries, unless the Company's obligations under the 2003 Senior Notes and, if the Company so elects, any other indebtedness of the Company ranking on a parity with, or prior to, the 2003 Senior Notes, shall be secured equally and ratably with, or prior to, such secured Indebtedness so long as it is outstanding and is so secured.

      By replacing Section 1008 of the Original Indenture in its entirety as follows:

    Section 1008. Waiver of Certain Covenants.

            The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1007, inclusive, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

    The recitals and statements in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2003 Senior Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.
    As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument and all references to Securities in the Original Indenture shall be deemed to refer also to the 2003 Senior Notes unless the context otherwise provides.
    The First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
    In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail; provided that if and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included herein or in the Original Indenture by the Trust Indenture Act of 1939, as amended, such required provision shall control.
    All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
    In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.
    Nothing in this First Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and any Paying Agent, any Security Registrar and any Authenticating Agent for the 2003 Senior Notes and their successors under the Indenture, and the Holders of the 2003 Senior Notes any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
    This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

(signature page follows)

       IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture dated as of August 5, 2003 to be duly executed, all as of August 5, 2003.

HUMANA INC.,

Issuer

By:
Name:

Title:

THE BANK OF NEW YORK,

Trustee

By:
Name:
Title: